Exhibit 99.1

ADVANCE NOTICE OF FINANCING AND RIGHT TO PARTICIPATE

This Advance Notice of Financing and Right to Participate is dated April 18, 2008 with respect to rights of the undersigned pursuant to, as applicable, (i) Section 4 (e) (iii) of that certain Securities Purchase Agreement dated as of April 16, 2007 and that certain Securities Purchase Agreement dated as of May 22, 2007 between the undersigned and QPC Lasers, Inc. (the “Company”) between the undersigned and the Company (collectively, the “Purchase Agreements”). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreements.

The undersigned, as a Buyer pursuant to either of the Purchase Agreements is the beneficiary of the Company’s covenant set forth in Section 4 (e) (iii) thereof, which grants the Buyer the right to participate in any Subsequent Financing by the Company up to an amount equal to the Buyer’s Pro-Rata Portion on the same terms and conditions as all other investors in the proposed Subsequent Financing.

The Company hereby gives Advance Notice of a Subsequent Financing.

ELECTION TO RECEIVE A SUBSEQUENT FINANCING NOTICE:

The Buyer hereby requests a Subsequent Financing Notice, including the material terms of the proposed Subsequent Financing ______ [check here]

or

The Buyer elects not to participate in the Subsequent Financing: ____ [check here]

Name of Buyer Entity:__________________________

By:___________________________________________ (Authorized Signatory)

Print Name of Authorized Signatory:___________________________________

Title:___________________________________

FAX or E-MAIL to:	________________________
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